Exhibit 99.2

June 29, 2020

To:Special Committee

Kirk Krist, Chairman of the Special Committee

Greg Renwick

Charles Campise

cc:Tabitha Bailey, General Counsel

Gentlemen:

The undersigned (the “Preferred Shareholder Group”) collectively represent approximately eighty percent (80%) of the outstanding 12% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) of TransAtlantic Petroleum Ltd. (the “Company”).  The Preferred Shareholder Group is pleased to submit this letter of intent (this “Letter of Intent”), for a proposed transaction whereby an entity designated by the Preferred Shareholder Group (“Lender”), would provide a working capital loan to the Company.

The following are the terms of the proposed transaction:

1.General.  This Letter of Intent, including the attached term sheet (the “Term Sheet”), sets forth the general terms of the proposed provision by Lender of a working capital loan (the “Loan”) to the Company. The definitive structure of the Loan would be determined by the parties after consultation with their respective tax, regulatory, legal and business advisors and the terms of the Transaction Documents (defined below) would be mutually acceptable to the Preferred Shareholder Group and the Company.

2.Non-Binding.Neither this Letter of Intent nor the Term Sheet is intended to be binding on the Preferred Shareholder Group, Lender or the Company, except for the respective obligations of the parties in paragraphs 3 through 13 of this Letter of Intent (the “Binding Provisions”), and will be superseded in their entirety upon the execution of mutually agreed upon definitive transaction documents (the “Transaction Documents”), which such Transaction Documents shall require mutual agreement on definitive documentation with respect to the offer to acquire 100% of the Company’s outstanding common shares of the Company by the Preferred Shareholder Group.  Until the Transaction Documents are executed, no party hereto shall be under any legal obligation (except as expressly set forth in the Binding Provisions) with respect to the Loan, including that no party shall be under any obligation to continue discussions or negotiations about, to enter into any definitive written agreement for, or to consummate the Loan or any other transaction by virtue of this Letter of Intent, the Term Sheet or any other written or oral expression with respect thereto. All obligations or commitments to proceed with the Loan shall be contained only in the Transaction Documents.

3.Due Diligence.   Following execution of this Letter of Intent, until the earlier to occur of the Termination Date (defined below) and execution of the Transaction Documents, the Company will give Lender and its representatives and advisors (including its investors and financing sources and their respective representatives and advisors) access during normal business hours, upon reasonable advance notice and in a manner to be reasonably agreed upon to: (i) the Company’s and its subsidiaries’ facilities; (ii) the key management personnel of Company; and (iii) all accounting, financial and other records applicable to the Company and its subsidiaries, and the Company will furnish Lender all such information with respect to the business and affairs of the Company and its subsidiaries as Lender may reasonably request; provided, that such access does not (x) unreasonably disrupt the normal business operations of the Company, or (y) result in any waiver of any attorney-client privilege in the Company’s sole discretion.

4.Termination.  This Letter of Intent will automatically terminate and be of no further force or effect upon the earlier of (such date and time, the “Termination Date”): (i) 5:00 PM Central Standard Time on July 31, 2020, (ii) the execution of the Transaction Documents, (iii) the mutual written agreement of the Preferred Shareholder Group and the Company and (iv) the decision by the Preferred Shareholder Group to terminate, at its sole discretion, this Letter of Intent and the negotiations relating thereto.

5.Publicity.  Any and all announcements and publicity releases which relate to the loan contemplated hereby shall be subject to the parties’ mutual approval, unless otherwise required of the Company by law, rule or regulation (including pursuant to the federal and state securities laws and the marketplace rules of the Toronto Stock Exchange (the “TSX”) and NYSE American stock exchange (the “NYSE American”)), in which event the Company shall, to the extent permitted by applicable law, rules and regulations (including federal and state securities laws and the marketplace rules of the TSX and NYSE American), give the Preferred Shareholder Group reasonable prior notice and consider in good faith the comments of the Preferred Shareholder Group to such announcement or release.

6.Expenses. Other than as contemplated by paragraph 7 of this Letter of Intent and the provisions of the Term Sheet, each party shall bear its own expenses in connection with the negotiation of this Letter of Intent and the transactions contemplated hereby.

7.Required Approvals.  If the Preferred Shareholder Group and the Company mutually agree to seek governmental or regulatory approval of the Loan prior to the execution of Transaction Documents, the parties agree to cooperate with each other and use commercially reasonable efforts to obtain such approvals.  Any filing fees required to be paid in connection with obtaining such governmental or regulatory approvals shall be paid 100% by the Preferred Shareholder Group, it being understood that costs associated with mailing, accountants, attorneys, and filing fees associated with any proxy statement, Form 10-K and Form 10-Q filings are not considered “filing fees required to be paid in connection with obtaining such governmental or regulatory approvals.”

8.Equitable Relief. It is understood and agreed that money damages may not be a sufficient remedy for any breach of the Binding Provisions by any party hereto and that the parties will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for

16803 DALLAS PARKWAY  |  ADDISON, TX 75001  |  P.O. BOX 1989  | 972.590.9900

any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach by a party of the Binding Provisions, but will be in addition to all other remedies available at law or in equity to the non-breaching party.

9.Modification and Amendment.  This Letter of Intent or any of the provisions herein may be modified or waived only by a separate writing signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. If any term, provision, covenant or restriction of this Letter of Intent is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Letter of Intent shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

10.  Non-Participant Preferred Shareholders.  The Preferred Shareholder Group has extended an invitation to the holders of the remaining approximately twenty percent (20%) of the outstanding Series A Preferred Shares of the Company (the “Non-Participant Preferred Shareholders”) to participate in the Loan in an amount equal to their pro rata percentage of total outstanding Series A Preferred Shares of the Company, and is currently in discussions with the Non-Participant Preferred Shareholders regarding same.  If a Non-Participant Preferred Shareholder elects to the participate in the Loan, such participation will be on the same terms as the Preferred Shareholder Group, and Company will consent to such participation, subject to such Non-Participant Preferred Shareholder’s agreement to be bound by the Binding Provisions.

11.Governing Law.   This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. All actions, disputes and litigation arising out of or related to this Letter of Intent, including matters connected with its performance, are subject to the exclusive jurisdiction of the federal and state courts of the State of Texas located in Dallas, Texas. Each party hereby irrevocably submits to the personal jurisdiction of such courts and irrevocably waives all objections to such venue, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, dispute or litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER OF INTENT OR THE ACTIONS OF ANY PARTY TO THIS LETTER OF INTENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS LETTER OF INTENT.

12.Confidentiality.  Unless otherwise required of the Company by law, rule or regulation (including pursuant to the federal and state securities laws and the marketplace rules of the TSX and NYSE American), none of the Company, Lender, any member of the Preferred Shareholder Group or any of their respective representatives shall disclose the contents of this Letter of Intent or the status of negotiations, except to their respective representatives, financing sources, consultants, attorneys, accountants, employees and agents, in each case, engaged by them in connection with the Loan and subject to this or a similar confidentiality obligation, unless the

16803 DALLAS PARKWAY  |  ADDISON, TX 75001  |  P.O. BOX 1989  | 972.590.9900

other parties consent to such disclosure; provided, that any such consent required to be provided by the Company would only be provided by the Company’s Board of Directors, acting through the Special Committee.

13.Counterparts.   This Letter of Intent may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

If the foregoing is acceptable to you, kindly acknowledge your agreement by executing this Letter of Intent.

Sincerely,

THE PREFERRED SHAREHOLDER GROUP
/s/ N. Malone Mitchell, 3rd
N. Malone Mitchell, 3rd
On behalf of the Preferred Shareholder Group

ACCEPTED AND AGREED: TRANSATLANTIC PETROLEUM LTD.

By:	/s/ K. Kirk Krist
Title:	Chairman of the Special Committee

16803 DALLAS PARKWAY  |  ADDISON, TX 75001  |  P.O. BOX 1989  | 972.590.9900

SENIOR SECURED CREDIT FACILITY

Term Sheet

June 29, 2020

I.Parties
Borrower:	Transatlantic Petroleum Ltd. (the “Borrower”)
Lender:	Dalea Investment Group, LLC (“Lender”).
II.Facility
Up to $8 million (the “Commitment”) credit facility (the “Facility”).
Availability:	Availability under the Facility shall be made available to Borrower in accordance with mutually agreed milestones; provided that availability shall terminate upon termination of the Merger Agreement.
Use of Proceeds:

The proceeds of the Facility shall be used (i) to finance the working capital needs of the Borrower and its subsidiaries in the ordinary course of business and (ii) in accordance with a budget mutually agreed by Borrower and Lender (the “Approved Budget”).

III.Certain Provisions
Interest Rates:	10% annual, payable monthly. Upon the occurrence of an Event of Default, Borrower shall pay interest on the facility at a rate per annum equal to the interest rate specified above plus 2%.
Maturity:	The earlier of (A) one year after the Closing Date, (B) termination of the Merger Agreement by the Borrower, and (C) closing of the transaction contemplated by the Merger Agreement.
Prepayments:	Voluntary prepayments shall be permitted in whole or in part prior to the Maturity Date, without prior approval of the Lender. No mandatory prepayments shall be required.

IV.Collateral and Other Credit Support
Collateral:

The Facility will be secured by a first priority perfected security interest (subject to customary exclusions and permitted liens) in the equity of TransAtlantic Worldwide, Ltd. and TransAtlantic Petroleum (USA) Corp. and accounts and notes receivable and choses in action of the Borrower (collectively, the “Collateral”).

Guaranties:

TransAtlantic Worldwide, Ltd. and TransAtlantic Petroleum (USA) Corp. each shall unconditionally guarantee all of the indebtedness, obligations and liabilities of the Borrower arising under or in connection with the Loan Documents.

V.Certain Conditions
Conditions Precedent to Closing Date:

The availability of the Facility shall be conditioned upon satisfaction or waiver of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied or waived, the “Closing Date”):

(a)The Borrower shall have executed and delivered satisfactory definitive financing documentation with respect to the Facility, including a credit agreement (the “Credit Agreement”), security documents and other legal documentation (collectively, together with the Credit Agreement, the “Loan Documents”) mutually satisfactory to the Borrower and the Lender.

(b)Borrower shall pay Lender for all reasonable and documented, out-of-pocket legal fees and expenses incurred in connection with the preparation of the Loan Documents (limited to one firm of counsel) up to a maximum of $50,000.00.

(c)Borrower shall have entered into a merger agreement with the Lender and/or its affiliates on terms mutually agreed by Borrower and Lender and/or its affiliates.

(d)Liens creating a first priority security interest in the Collateral shall have been perfected (subject to customary exclusions and permitted liens).

(e) All necessary governmental and third-party

consents and approvals necessary in connection with the Facility and the transactions contemplated thereby shall have been obtained on or prior to the Closing Date.

(f)    The Approved Budget and Loan Documents shall have been approved by a majority of the Company’s Board of Directors and all holders of Series A Preferred Shares.

On-Going Conditions

The making of each extension of credit shall be conditioned upon (a) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit, (b) after giving effect to the extensions of credit request, the total extensions of credit under the Facility shall not exceed the Commitment, and (c) use of the credit for purposes pursuant to the Approved Budget.

VI.Certain Documentation Matters

The Loan Documents shall contain limited representations and warranties taking into account the knowledge and familiarity with the Borrower attributable to the officer and director roles and responsibilities of N. Malone Mitchell 3rd.

The Loan Documents shall contain only the following covenants and events of default:

Affirmative Covenants:	•reporting obligations; and •use of proceeds of the Facility in accordance with the Approved Budget.

Negative Covenants:

Limitations on:

•indebtedness (including third party guarantee obligations);

•liens;

•mergers, consolidations, liquidations and dissolutions;

•sales of assets (other than inventory in the ordinary course of business);

•payment of restricted payments (including dividends and other payments in respect of equity interests);

•investments (including acquisitions), loans and

advances (but permitting investments in affiliates);

•sale and leaseback transactions;

•swap agreements;

•optional payments and modifications of subordinated and other debt instruments;

•other than for cause, no (a) removal of N. Malone Mitchell 3rd as an officer, or (b) material reduction in N. Malone Mitchell 3rd’s authority as an officer.

Events of Default:

Subject to customary limitations, qualifications, notice and cure provisions: failure to pay principal or interest on the outstanding amount of the Facility; breach of any covenants; bankruptcy events; any of the Loan Documents shall cease to be in full force and effect (only if such failure results in the security interest purported to be created by the security documents ceasing to be enforceable against a material portion of the collateral); termination of the Merger Agreement by the Borrower. A breach of a covenant and event of default can only be triggered by actions explicitly approved by a majority of the directors and opposed by N. Malone Mitchell 3rd.

Expenses:

The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses of the Lender in connection with the preparation, execution, delivery, and administration of the Loan Documents and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of one firm of outside counsel) up to a maximum of $50,000.00, and (b) all documented out-of-pocket expenses of the Lender (including the fees, disbursements and other charges of outside counsel) in connection with the enforcement of the Loan Documents.

Indemnification:

The Lender (and its affiliates and officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful of misconduct the indemnified party).

Governing Law:	The Loan Documents will be governed by the internal laws of the State of Texas.
Counsel:	Foley & Lardner, LLP